Exhibit 99

NIC Grows Total Revenues 14 Percent in the Third Quarter; Declares Special Cash Dividend of $0.25 Per Share

New services in Texas and New Jersey drive 21 percent same-state non-DMV revenue growth

OLATHE, Kan.--(BUSINESS WIRE)--November 8, 2012--NIC Inc. (NASDAQ: EGOV), the leading provider of eGovernment services, today announced net income of $6.0 million, and earnings per share of 9 cents, on total revenues of $53.2 million for the three months ended September 30, 2012. Operating income was $10.5 million for the current quarter as compared to $11.0 million in the prior year quarter. In the third quarter of 2011, the company reported net income of $6.8 million, and earnings per share of 11 cents, on total revenues of $46.7 million.

On November 5, 2012, NIC’s Board of Directors declared a special cash dividend of $0.25 per share, payable on December 5, 2012, to stockholders of record on November 23, 2012. The dividend payout will total approximately $16.3 million based on the current number of shares outstanding.

“NIC’s financial success has allowed us to return more than $133 million to stockholders in the form of special cash dividends since 2007, and we are pleased to be able to do so again,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “As with many other companies, we believe now is the time to pay a special cash dividend given the uncertainty of future dividend tax rates.”

Quarterly portal revenues grew 14 percent over the prior year quarter to a record $50.2 million, with same-state portal revenues increasing 8 percent in the current quarter. Same-state, transaction-based revenues from non-driver record (non-DMV) services rose 21 percent over third quarter 2011 driven in part by the September launch of the motor vehicle inspection service included in the DPS Direct suite of services for the Texas Department of Public Safety, and increased adoption of the New Jersey temporary automobile tag service. Same-state DMV revenues declined 3 percent for the quarter, while same-state time & materials revenues relating to portal software development decreased 12 percent from the prior year quarter.

“At NIC, we take pride in our ability to help government bring efficiencies to citizens and businesses by deploying new services,” said Herington. “Once again our portal business continued to produce solid organic revenue growth, as same-state non-DMV revenues grew a healthy 21 percent. In fact our Company’s growth was recognized for the fourth consecutive year by Forbes, as NIC recently ranked No. 31 among their list of the ‘100 Best Small Companies in America.’”

Current quarter revenues from the Maryland portal, which began generating revenues in May 2012, were $1.4 million, while revenues from the Oregon portal, which began generating revenues in June 2012, were $1.2 million. Quarterly revenues from the Delaware portal, which began generating revenues in October 2011, were $0.3 million. Current quarter cost of portal revenues included approximately $2.7 million in costs from these portals. Cost of portal revenues in the prior year quarter included approximately $0.3 million in new portal start-up costs. The portal gross profit percentage was 37 percent in the current quarter, down from 38 percent in the third quarter of 2011, due in part to non-recurring start-up and transition costs totaling approximately $0.9 million related to the Oregon portal.

“NIC achieved significant operational milestones during the current quarter, as we completed the start-up phase and transition of legacy services in Oregon and launched the first service in the Texas DPS Direct suite of services on schedule in September,” said NIC’s Chief Financial Officer Steve Kovzan. “While the Oregon and Texas DPS contracts required significant start-up investment, we currently expect these contracts will begin to contribute favorably to our bottom line, serving as catalysts for future growth.”

Software & services revenues were $3.0 million in the current quarter, up 6 percent from the prior year quarter, driven by revenues from the Company’s self-funded contract with the U.S. Department of Transportation’s Federal Motor Carrier Safety Administration to operate the Pre-Employment Screening Program.

Selling & administrative expenses were $8.2 million in the current quarter, up from $6.3 million in the prior year quarter, and as a percentage of total revenues were 15 percent in the current quarter, up from 13 percent in the prior year quarter. In connection with the previously disclosed SEC matter and derivative action, current quarter selling & administrative expenses included approximately $0.1 million in legal fees and other third-party costs, net of reimbursement from the Company’s directors’ and officers’ liability insurance carrier. In the prior year quarter, insurance reimbursement exceeded costs related to the SEC matter and derivative action by $0.9 million. Other selling & administrative expenses in the current quarter increased by approximately $0.9 million from the prior year quarter, due in part to higher costs to enhance corporate-wide information technology infrastructure as a result of the Company’s growth.

Depreciation & amortization expense in the current quarter increased 38 percent from the prior year quarter to $1.6 million, due mainly to capital expenditures to enhance corporate-wide information technology infrastructure and to implement the motor vehicle inspection service of Texas DPS Direct. As a percentage of total revenues, depreciation & amortization expense was 3 percent in the current quarter, up from 2 percent in the prior year quarter.

The Company’s effective tax rate in the current quarter increased to 43 percent from 38 percent in the prior year quarter due mainly to higher non-deductible compensation-related expenses. In addition, the effective tax rate in the prior year quarter reflects a favorable benefit related to the Federal research and development tax credit totaling approximately $0.2 million.

Third Quarter Operational Highlights

Eight NIC partner states ranked among the Top 10 state websites in the country as part of the Center for Digital Government’s “Best of the Web” competition. Alabama was named the best state website in the country for the first time in state history, with Utah, Rhode Island, and Mississippi placing third, fourth, and fifth, respectively. Maine, Nebraska, Texas, and Virginia rounded out the Top 10. In addition, the Center for Digital Government recognized 12 NIC partners for developing outstanding individual online services, with 75 percent of all awards in the government-to business category going to NIC and its partners.

Also during the third quarter, NIC’s Utah portal extended its contract with the state ahead of schedule for an additional three years.

Third Quarter Earnings Call and Webcast Details

Dial-In Information

Thursday, November 8, 2012

4:30 p.m. (EST)

Call bridge:	877-941-6009 (U.S. callers) or 480-629-9722 (international callers)
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen, visit http://www.egov.com/investors.

A replay of NIC’s 2012 third quarter earnings call will be available until 11 p.m. (EDT) on May 9, 2013, by visiting http://www.egov.com/investors.

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation’s premier provider of official government portals, online solutions, and secure payment processing. The Company’s innovative eGovernment services help reduce costs and increase efficiencies for citizens, businesses, and government agencies. The NIC family of companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts, and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully complete negotiations of pending contracts and integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to successfully transition out of expired contracts; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2012. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Portal revenues	$50,198	$43,850	$144,952	$127,988
Software & services revenues	3,008	2,839	8,979	7,858
Total revenues	53,206	46,689	153,931	135,846
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	31,794	27,122	91,095	78,905
Cost of software & services revenues, exclusive of depreciation &
amortization	1,079	1,063	3,045	3,069
Selling & administrative	8,218	6,275	24,536	21,381
Amortization of acquisition-related intangible assets	53	81	214	242
Depreciation & amortization	1,606	1,167	4,236	3,361
Total operating expenses	42,750	35,708	123,126	106,958
Operating income	10,456	10,981	30,805	28,888
Other expense, net	-	(10)	(1)	(6)
Income before income taxes	10,456	10,971	30,804	28,882
Income tax provision	4,461	4,139	13,088	11,462
Net income	$5,995	$6,832	$17,716	$17,420

Basic net income per share	$0.09	$0.11	$0.27	$0.27
Diluted net income per share	$0.09	$0.11	$0.27	$0.27

Weighted average shares outstanding:
Basic	64,586	64,120	64,458	63,964
Diluted	64,604	64,200	64,475	64,040

Key Financial Metrics:
Revenue growth - outsourced portals	14%	10%	13%	10%
Same-state revenue growth - outsourced portals	8%	8%	7%	9%
Recurring portal revenue as a % of total portal revenues	92%	91%	92%	91%
Gross profit % - outsourced portals	37%	38%	37%	38%
Revenue growth - software & services	6%	45%	14%	83%
Gross profit % - software & services	64%	63%	66%	61%
Selling & administrative expenses as a % of total revenues	15%	13%	16%	16%
Operating income as a % of total revenues	20%	24%	20%	21%

Portal Revenue Analysis:
DMV transaction-based	$18,575	$16,813	$53,691	$49,906
Non-DMV transaction-based	25,290	20,834	71,900	60,153
Portal software development	3,955	4,165	12,283	11,816
Portal management	2,378	2,038	7,078	6,113
Total portal revenues	$50,198	$43,850	$144,952	$127,988

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$73,044	$61,639
Cash restricted for payment of dividend	-	16,231
Trade accounts receivable, net	54,379	49,306
Deferred income taxes, net	867	916
Prepaid expenses & other current assets	11,060	5,994
Total current assets	139,350	134,086
Property and equipment, net	17,058	8,853
Intangible assets, net	1,013	1,088
Deferred income taxes, net	-	83
Other assets	251	243
Total assets	$157,672	$144,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,763	$45,038
Accrued expenses	20,205	16,293
Dividend payable	-	16,231
Other current liabilities	194	310
Total current liabilities	68,162	77,872

Deferred income taxes, net	2,407	-
Other long-term liabilities	1,292	1,405
Total liabilities	71,861	79,277

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
64,625 and 64,178 shares issued and outstanding	6	6
Additional paid-in capital	99,818	96,799
Accumulated deficit	(14,013)	(31,729)
Total stockholders' equity	85,811	65,076
Total liabilities and stockholders' equity	$157,672	$144,353

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2012	64,178	$6	$96,799	$(31,729)	$65,076
Net income	-	-	-	17,716	17,716
Restricted stock vestings	536	-	204	-	204
Shares surrendered and cancelled upon vesting of
restricted stock to satisfy tax withholdings	(167)	-	(2,093)	-	(2,093)
Stock-based compensation	-	-	3,109	-	3,109
Tax deductions relating to stock-based compensation	-	-	1,197	-	1,197
Shares issuable in lieu of dividend payments on unvested
performance-based restricted stock awards	-	-	(204)	-	(204)
Issuance of common stock under employee stock
purchase plan	78	-	806	-	806
Balance, September 30, 2012	64,625	$6	$99,818	$(14,013)	$85,811

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$5,995	$6,832	$17,716	$17,420
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangible assets	53	81	214	242
Depreciation & amortization	1,606	1,167	4,236	3,361
Stock-based compensation expense	1,252	1,052	3,109	3,417
Deferred income taxes	1,544	(57)	1,080	(483)
Loss on disposal of property and equipment	-	10	1	8
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable, net	750	2,047	(5,073)	(1,797)
(Increase) decrease in prepaid expenses & other current assets	(1,021)	1,841	(3,607)	(328)
(Increase) in other assets	(6)	(13)	(8)	(3)
Increase (decrease) in accounts payable	(428)	(4,829)	2,725	(6,985)
Increase in accrued expenses	1,664	2,439	1,162	2,162
Increase (decrease) in other current liabilities	(16)	42	(116)	(139)
Increase (decrease) in other long-term liabilities	(40)	119	(113)	270
Net cash provided by operating activities	11,353	10,731	21,326	17,145
Cash flows from investing activities:
Purchases of property and equipment	(8,710)	(1,317)	(11,374)	(3,890)
Capitalized internal use software development costs	(201)	(127)	(550)	(319)
Net cash used in investing activities	(8,911)	(1,444)	(11,924)	(4,209)
Cash flows from financing activities:
Proceeds from employee common stock purchases	-	-	806	652
Tax deductions related to stock-based compensation	427	480	1,197	1,492
Net cash provided by financing activities	427	480	2,003	2,144
Net increase in cash and cash equivalents	2,869	9,767	11,405	15,080
Cash and cash equivalents, beginning of period	70,175	57,000	61,639	51,687
Cash and cash equivalents, end of period	$73,044	$66,767	$73,044	$66,767

Other cash flow information
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$657	$-	$657	$-
Cash payments:
Income taxes paid	$3,205	$2,500	$11,854	$9,645
Cash dividends on common stock previously restricted for payment of dividend	-	-	16,231	-

CONTACT:
NIC Inc.
Angela Skinner, 913-754-7054
askinner@egov.com